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                                                                    EXHIBIT 23.2

             CONSENT OF REUBEN E. PRICE & CO., INDEPENDENT AUDITORS

    We consent to the use of our report dated August 12, 1998 included in the Form 10-K/A of FiNet.com, Inc. and subsidiaries for the year ended April 30, 1999 with respect to the consolidated financial statements, as amended, included in this Form 10_K/A.

/s/ Reuben E. Price & Co.
San Francisco, California
March 18, 2000